UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2011

GP STRATEGIES CORPORATION

(Exact name of registrant as specified in its charter)

1-7234

(Commission File Number)

Delaware	52-0845774
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

6095 Marshalee Drive, Suite 300

Elkridge, MD 21075

(Address of principal executive offices, with zip code)

(410) 379-3600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Report on Form 8-K is being filed by Registrant for the purpose of establishing the Registrant as the successor issuer to GP Strategies Corporation (the “Predecessor Registrant”) pursuant to Rule 12g-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in connection with the merger of the Predecessor Registrant into the Registrant described below, and to disclose the other items included in this Report. The Predecessor Registrant’s common stock was registered under Section 12(b) of the Exchange Act. The Registrant’s common stock is deemed to be registered under Section 12(b) of the Exchange Act by virtue of Rule 12g-3(a).

Item 1.01                                   Entry into a Material Definitive Agreement

As described in Item 2.01 below, effective December 31, 2011, GP Strategies Corporation, a Delaware corporation, merged with and into its wholly-owned subsidiary, General Physics Corporation, a Delaware Corporation, eliminating the holding company structure.  In connection with the merger, GP Strategies Corporation entered into an amendment, dated December 30, 2011, to the Securities Purchase Agreement, dated as of December 30, 2009, between GP Strategies Corporation and Sagard Capital Partners, L.P., in order to assign the rights and obligations under that agreement in connection with the merger.

The foregoing descriptions of the amendment to the securities purchase agreement are only summaries and are qualified in their entirety by reference to the amendment to the agreement, a copy of which is filed as an exhibit hereto and is incorporated by reference herein.

Item 2.01                                   Completion of Acquisition or Disposition of Assets

Effective December 31, 2011, GP Strategies Corporation, a Delaware corporation, merged with and into its wholly-owned subsidiary, General Physics Corporation, a Delaware Corporation, eliminating the holding company structure.  The shareholders of GP Strategies Corporation approved the Agreement and Plan of Merger at the Annual Meeting of Shareholders held on December 14, 2011. General Physics Corporation, which was the sole operating subsidiary of GP Strategies Corporation prior to the merger, is the surviving legal corporation and was renamed GP Strategies Corporation on the effective date of the merger. Following the merger, the financial position, business operations, state of incorporation, directors, executive officers and management of the newly combined company are substantially identical to those of GP Strategies before the merger. GP Strategies Corporation continues to be listed on the New York Stock Exchange under the ticker symbol GPX. Each share of GP Strategies Corporation common stock will automatically be converted into an equivalent number of shares in the surviving company. Holders of common stock will not be required to surrender their share certificates for purposes of the merger, and new certificates will not be issued in connection with the merger.

The foregoing description of the merger is only a summary and is qualified in its entirety by reference to the Agreement and Plan of Merger which was filed as Appendix A to the Registrant’s Definitive Proxy Statement on November 1, 2011 and is incorporated by reference herein.

Item 3.03.                                Material Modification to Rights of Security Holders.

The information set forth in Items 2.01 and 5.03 are incorporated by reference herein.

Item 5.02                                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the merger, the Board of Directors approved certain amendments to the employment agreements of certain executive officers, including Scott N. Greenberg, Chief Executive Officer and Douglas E. Sharp, President.  The amendments to both employment agreements provide that, for purposes of the employment agreements, no “change in control” or “management change in control” (as such terms are defined in the employment agreements) will be deemed to occur as a result of the merger described above in Item 2.01.

The foregoing description of the employment agreement amendments is only a summary and is qualified in its entirety by reference to the employment agreement amendments, copies of which are filed as exhibits hereto and are incorporated by reference herein.

Item 5.03                                   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the merger described above, the Board of Directors of GP Strategies Corporation approved certain amendments to its Amended and Restated By-Laws which were necessary to implement the merger effective December 31, 2011.

Item 9.01                                   Financial Statements & Exhibits

(d)                                               Exhibits

2.1                                               Agreement and Plan of Merger dated as of October 31, 2011 between GP Strategies Corporation and General Physics Corporation. Incorporated herein by reference to Appendix A of the Registrant’s Definitive Proxy Statement filed on November 1, 2011.

3.1                                               Composite of the Restated Certificate of Incorporation of GP Strategies Corporation including all amendments through December 31, 2011. *

3.2                                               GP Strategies Corporation Amended and Restated By-Laws, including all amendments through December 31, 2011. *

10.1                                         Amendment, dated December 30, 2011, to Employment Agreement dated as of July 1, 1999 between GP Strategies Corporation and Scott N. Greenberg. *

10.2                                         Amendment, dated December 30, 2011, to Employment Agreement dated as of July 1, 1999 between General Physics Corporation and Douglas E. Sharp. *

10.3                                         Amendment, dated December 30, 2011, to Form of Employment Agreement between General Physics Corporation and certain of its executive officers. *

10.4                                         Amendment, dated December 30, 2011, to Securities Purchase Agreement, dated as of December 30, 2009, between GP Strategies Corporation and Sagard Capital Partners, L.P. *

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GP STRATEGIES CORPORATION

Date: January 3, 2012	/s/ Kenneth L. Crawford
Kenneth L. Crawford
Senior Vice President, Secretary & General Counsel